UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

APHTON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19122	95-3640931

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 S.W. Eighth Street Miami, Florida	33130

(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code	(305) 374-7338

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     On February 27, 2004, Aphton Corporation (the “Company”) announced that it had priced an offering of 7,000,000 shares of common stock to the public for a total offering size of $45.5 million. The shares will be issued at $6.50 per share. The Company has granted the underwriters an option to purchase an additional 1,050,000 shares of common stock within 30 days after the offering to cover over-allotments. The Company intends to use the net proceeds from the sale of the common stock to fund the continued clinical development of G17DT; for clinical and preclinical studies for the Company’s other product candidates, including monoclonal antibodies; for potential licenses and acquisitions of complementary products or technologies; and for working capital and other general corporate purposes. UBS Securities LLC is acting as the sole book-running manager for the offering. Harris Nesbitt Gerard is acting as a co-manager of the offering.

Item 7. Financial Statements, Pro Form Financial Information and Exhibits

(c) Exhibits

Number	Description
1.1	Underwriting Agreement, dated as of February 27, 2004, by and among Aphton Corporation and the underwriters listed on Schedule A thereto.

5.1	Opinion of Akerman Senterfitt.

23.1	Consent of Akerman Senterfitt (included in Exhibit 5.1).

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2004	APHTON CORPORATION
/s/ FREDERICK W. JACOBS
Frederick W. Jacobs
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

3

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated as of February 27, 2004, by and among Aphton Corporation and the underwriters listed on Schedule A thereto.

5.1	Opinion of Akerman Senterfitt.

23.1	Consent of Akerman Senterfitt (included in Exhibit 5.1).

4